EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

●	Total contract drilling revenues were $606 million, compared to $691 million in the third quarter of 2022 (total adjusted contract drilling revenues of $625 million, compared to $730 million in the third quarter of 2022);
●	Revenue efficiency(1) was 98.0%, compared to 95.0% in the prior quarter;
●	Operating and maintenance expense was $423 million, compared to $411 million in the prior period;
●	Net loss attributable to controlling interest was $350 million, $0.48 per diluted share, compared to $28 million, $0.04 per diluted share, in the third quarter of 2022;
●	Adjusted EBITDA was $140 million, compared to $268 million in the prior quarter; and
●	Contract backlog was $8.5 billion as of the February 2023 Fleet Status Report.

STEINHAUSEN, Switzerland—February 21, 2023—Transocean Ltd. (NYSE: RIG) today reported a net loss attributable to controlling interest of $350 million, $0.48 per diluted share, for the three months ended December 31, 2022.

Fourth quarter results included net favorable items of $6 million, or $0.01 per diluted share as follows:

●	$5 million, $0.01 per diluted share, discrete tax items; and
●	$1 million gain on retirement of debt.

After consideration of these net favorable items, fourth quarter 2022 adjusted net loss was $356 million, $0.49 per diluted share.

Contract drilling revenues for the three months ended December 31, 2022, decreased sequentially by $85 million to $606 million, primarily due to reduced activity for five rigs that were idle in the fourth quarter, partially offset by higher revenue efficiency and revenues earned by the newbuild ultra-deepwater floater Deepwater Atlas, which commenced operations in October 2022.

Contract intangible amortization represented a non-cash revenue reduction of $19 million. The reduction, compared to $39 million in the prior period, resulted from the accelerated recognition of remaining contract intangible for Transocean Equinox following the customer’s early termination of the drilling contract in the third quarter 2022.

Operating and maintenance expense was $423 million, compared with $411 million in the prior quarter. The sequential increase was primarily due to higher maintenance cost across our fleet and the commencement of operations of the newbuild Deepwater Atlas, partially offset by reduced activity from rigs that became idle in the fourth quarter.

General and administrative expense was $55 million, up from $42 million in the third quarter of 2022. The increase was primarily due to increased personnel costs and increased legal, professional fees and advisory fees.

Interest expense, net of amounts capitalized, was $263 million, compared with $96 million in the prior quarter. The increase was primarily due to a non-cash loss of $157 million associated with a fair value adjustment of the bifurcated exchange feature embedded in our exchangeable bonds issued in the third quarter. Interest income was $12 million, compared with $9 million in the previous quarter.

The Effective Tax Rate(2) was (11.0)% in the current quarter and 16.3% in the prior quarter. The change in the rate was primarily due to incurring over half of the actual earnings for the year in the current quarter. The Effective Tax Rate excluding discrete items was (12.6)% compared to (1.2)% in the previous quarter.

Cash provided by operating activities was $178 million, compared to $230 million in the prior quarter. The sequential decrease is primarily due to increased payments for accounts payable and income taxes, partially offset by the timing of interest payments.

Fourth quarter 2022 capital expenditures of $409 million, compared to $87 million in the prior quarter, were primarily related to our newbuild drillships under construction, including the cash component of the final milestone payment for the delivery of Deepwater Titan in December 2022.

“Looking back, 2022 will be remembered as a pivotal year in Transocean’s history,” said Chief Executive Officer, Jeremy Thigpen. “During the year, we continued to high-grade our fleet through the deployment of innovative technologies and the delivery of the industry’s only two 8th generation drillships, Deepwater Atlas and Deepwater Titan. Perhaps most importantly, we secured approximately $4 billion in incremental backlog, our largest annual backlog addition since prior to the industry downturn in 2014.”

Thigpen concluded, “As an industry, it is clear that we have finally emerged from eight exceptionally challenging years and are now in the early stages of what we believe will be a multi-year upcycle. To maximize value for our shareholders during this upcycle, Transocean will continue to secure high-quality backlog, maintain our acute focus on operational excellence, exercise capital discipline, and take the necessary steps to right-size our balance sheet.”

Full Year 2022

For the year ended December 31, 2022, net loss attributable to controlling interest totaled $621 million, or $0.89 per diluted share. Full year results included $27 million, or $0.04 per diluted share, net favorable items listed as follows:

●	$19 million, $0.03 per diluted share, related to discrete tax items; and
●	$8 million, $0.01 per diluted share, gain on retirement of debt.

After consideration of these net favorable items, adjusted net loss for 2022 was $648 million, $0.93 per diluted share.

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 37 mobile offshore drilling units consisting of 27 ultra-deepwater floaters and 10 harsh environment floaters. In addition, Transocean is constructing one ultra-deepwater drillship and holds a noncontrolling ownership interest in a company that is constructing one ultra-deepwater drillship.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EST, 3 p.m. CET, on Wednesday, February 22, 2023, to discuss the results. To participate, dial +1 785-424-1226 and refer to conference code 401741 approximately 15 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EST, 6 p.m. CET, on Wednesday, February 22, 2023. The replay, which will be archived for approximately 30 days, can be accessed at +1 402-220-1175, passcode 401741. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2021, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense or benefit divided by income or loss before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Years ended December 31,
	2022	2021	2020

Contract drilling revenues	$2,575	$2,556	$3,152

Costs and expenses
Operating and maintenance	1,679	1,697	2,000
Depreciation and amortization	735	742	781
General and administrative	182	167	183
	2,596	2,606	2,964
Loss on impairment	—	—	(597)
Loss on disposal of assets, net	(10)	(62)	(84)
Operating loss	(31)	(112)	(493)

Other income (expense), net
Interest income	27	15	21
Interest expense, net of amounts capitalized	(561)	(447)	(575)
Gain on restructuring and retirement of debt	8	51	533
Other, net	(5)	23	(27)
	(531)	(358)	(48)
Loss before income tax expense	(562)	(470)	(541)
Income tax expense	59	121	27

Net loss	(621)	(591)	(568)
Net income (loss) attributable to noncontrolling interest	—	1	(1)
Net loss attributable to controlling interest	$(621)	$(592)	$(567)

Loss per share, basic and diluted	$(0.89)	$(0.93)	$(0.92)
Weighted-average shares, basic and diluted	699	637	615

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31,
	2022	2021

Assets
Cash and cash equivalents	$683	$976
Accounts receivable, net	485	492
Materials and supplies, net	388	392
Restricted cash and cash equivalents	308	436
Other current assets	144	148
Total current assets	2,008	2,444

Property and equipment	24,217	23,152
Less accumulated depreciation	(6,748)	(6,054)
Property and equipment, net	17,469	17,098
Contract intangible assets	56	173
Deferred tax assets, net	13	7
Other assets	890	959
Total assets	$20,436	$20,681

Liabilities and equity
Accounts payable	$281	$228
Accrued income taxes	19	17
Debt due within one year	719	513
Other current liabilities	539	545
Total current liabilities	1,558	1,303

Long-term debt	6,628	6,657
Deferred tax liabilities, net	493	447
Other long-term liabilities	965	1,068
Total long-term liabilities	8,086	8,172

Commitments and contingencies

Shares, CHF 0.10 par value, 905,093,509 authorized, 142,362,675 conditionally authorized, 797,244,753 issued and 721,888,427 outstanding at December 31, 2022, and 891,379,306 authorized, 142,363,356 conditionally
authorized, 728,176,456 issued and 655,505,335 outstanding at December 31, 2021	71	64
Additional paid-in capital	13,984	13,683
Accumulated deficit	(3,079)	(2,458)
Accumulated other comprehensive loss	(185)	(84)
Total controlling interest shareholders’ equity	10,791	11,205
Noncontrolling interest	1	1
Total equity	10,792	11,206
Total liabilities and equity	$20,436	$20,681

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years ended December 31,
	2022	2021	2020

Cash flows from operating activities
Net loss	$(621)	$(591)	$(568)
Adjustments to reconcile to net cash provided by operating activities:
Contract intangible asset amortization	117	220	215
Depreciation and amortization	735	742	781
Share-based compensation expense	29	28	31
Loss on impairment	—	—	597
Loss on impairment of investment in unconsolidated affiliates	—	37	62
Loss on disposal of assets, net	10	62	84
Fair value adjustment to bifurcated compound exchange feature	157	—	—
Gain on restructuring and retirement of debt	(8)	(51)	(533)
Deferred income tax expense	46	128	60
Other, net	77	77	83
Changes in deferred revenues, net	(20)	(108)	(73)
Changes in deferred costs, net	1	(6)	12
Changes in other operating assets and liabilities, net	(75)	37	(353)
Net cash provided by operating activities	448	575	398

Cash flows from investing activities
Capital expenditures	(717)	(208)	(265)
Investments in equity of unconsolidated affiliates	(42)	(1)	(19)
Investments in loans to unconsolidated affiliates	(5)	(33)	(2)
Proceeds from disposal of assets, net	7	9	24
Proceeds from maturities of unrestricted and restricted investments	—	—	5
Net cash used in investing activities	(757)	(233)	(257)

Cash flows from financing activities
Repayments of debt	(554)	(606)	(1,637)
Proceeds from issuance of shares, net of issue costs	263	158	—
Proceeds from issuance of debt, net of issue costs	175	—	743
Proceeds from issuance of warrants, net of issue costs	12	—	—
Other, net	(8)	(42)	(36)
Net cash used in financing activities	(112)	(490)	(930)

Net decrease in unrestricted and restricted cash and cash equivalents	(421)	(148)	(789)
Unrestricted and restricted cash and cash equivalents, beginning of period	1,412	1,560	2,349
Unrestricted and restricted cash and cash equivalents, end of period	$991	$1,412	$1,560

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Years ended
	December 31,	September 30	December 31,	December 31,	December 31,
Contract Drilling Revenues (in millions)	2022	2022	2021	2022	2021
Contract drilling revenues
Ultra-deepwater floaters	$434	$433	$432	$1,708	$1,720
Harsh environment floaters	172	258	189	867	836
Total contract drilling revenues	$606	$691	$621	$2,575	$2,556

	Three months ended			Years ended
	December 31,	September 30	December 31,	December 31,	December 31,
Average Daily Revenue (1)	2022	2022	2021	2022	2021
Ultra-deepwater floaters	$344,800	$326,600	$337,100	$329,100	$355,500
Harsh environment floaters	357,900	374,000	387,700	380,000	386,200
Total fleet average daily revenue	$348,600	343,400	$352,500	$345,500	$365,600

	Three months ended			Years ended
	December 31,	September 30	December 31,	December 31,	December 31,
Utilization (2)	2022	2022	2021	2022	2021
Ultra-deepwater floaters	47.9%	53.1%	50.9%	50.1%	49.3%
Harsh environment floaters	53.5%	75.7%	60.0%	64.9%	64.4%
Total fleet average rig utilization	49.4%	59.4%	53.4%	54.1%	53.4%

	Three months ended			Years ended
	December 31,	September 30	December 31,	December 31,	December 31,
Revenue Efficiency (3)	2022	2022	2021	2022	2021
Ultra-deepwater floaters	97.8%	93.5%	93.4%	95.7%	96.1%
Harsh environment floaters	98.4%	97.5%	96.7%	97.6%	98.8%
Total fleet average revenue efficiency	98.0%	95.0%	94.5%	96.4%	97.0%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(in millions, except per share data)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/22	12/31/22	09/30/22	09/30/22	06/30/22	06/30/22	03/31/22
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(621)	$(350)	$(271)	$(28)	$(243)	$(68)	$(175)
Gain on retirement of debt	(8)	(1)	(7)	(7)	—	—	—
Discrete tax items	(19)	(5)	(14)	(6)	(8)	—	(8)
Net loss, as adjusted	$(648)	$(356)	$(292)	$(41)	$(251)	$(68)	$(183)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(0.89)	$(0.48)	$(0.39)	$(0.04)	$(0.36)	$(0.10)	$(0.26)
Gain on retirement of debt	(0.01)	—	(0.01)	(0.01)	—	—	—
Discrete tax items	(0.03)	(0.01)	(0.02)	(0.01)	(0.01)	—	(0.02)
Diluted loss per share, as adjusted	$(0.93)	$(0.49)	$(0.42)	$(0.06)	$(0.37)	$(0.10)	$(0.28)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/21	12/31/21	09/30/21	09/30/21	06/30/21	06/30/21	03/31/21
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(592)	$(260)	$(332)	$(130)	$(202)	$(103)	$(99)
Allowance for excess materials and supplies, certain items	28	28	—	—	—	—	—
(Gain) loss on disposal of assets, net	57	(3)	60	—	60	—	60
Loss on impairment of investment in unconsolidated affiliate	37	37	—	—	—	—	—
Gain on retirement of debt	(51)	—	(51)	—	(51)	—	(51)
Discrete tax items	47	72	(25)	8	(33)	(6)	(27)
Net loss, as adjusted	$(474)	$(126)	$(348)	$(122)	$(226)	$(109)	$(117)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(0.93)	$(0.40)	$(0.53)	$(0.20)	$(0.33)	$(0.17)	$(0.16)
Allowance for excess materials and supplies, certain items	0.04	0.04	—	—	—	—	—
(Gain) loss on disposal of assets, net	0.09	—	0.10	—	0.10	—	0.10
Loss on impairment of investment in unconsolidated affiliate	0.06	0.06	—	—	—	—	—
Gain on retirement of debt	(0.08)	—	(0.08)	—	(0.08)	—	(0.08)
Discrete tax items	0.08	0.11	(0.04)	0.01	(0.06)	(0.01)	(0.05)
Diluted loss per share, as adjusted	$(0.74)	$(0.19)	$(0.55)	$(0.19)	$(0.37)	$(0.18)	$(0.19)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(in millions, except percentages)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/22	12/31/22	09/30/22	09/30/22	06/30/22	06/30/22	03/31/22

Contract drilling revenues	$2,575	$606	$1,969	$691	$1,278	$692	$586
Contract intangible asset amortization	117	19	98	39	59	30	29
Adjusted Contract Drilling Revenues	$2,692	$625	$2,067	$730	$1,337	$722	$615

Net loss	$(621)	$(350)	$(271)	$(28)	$(243)	$(68)	$(175)
Interest expense, net of interest income	534	251	283	87	196	96	100
Income tax expense (benefit)	59	35	24	(5)	29	3	26
Depreciation and amortization	735	186	549	182	367	184	183
Contract intangible asset amortization	117	19	98	39	59	30	29
EBITDA	824	141	683	275	408	245	163

Gain on retirement of debt	(8)	(1)	(7)	(7)	—	—	—
Adjusted EBITDA	$816	$140	$676	$268	$408	$245	$163

Loss margin	(24.1)%	(57.8)%	(13.8)%	(4.1)%	(19.0)%	(9.8)%	(29.9)%
EBITDA margin	30.6%	22.7%	33.0%	37.6%	30.5%	33.9%	26.5%
Adjusted EBITDA margin	30.3%	22.4%	32.7%	36.7%	30.5%	33.9%	26.5%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/21	12/31/21	09/30/21	09/30/21	06/30/21	06/30/21	03/31/21

Contract drilling revenues	$2,556	$621	$1,935	$626	$1,309	$656	$653
Contract intangible asset amortization	220	50	170	57	113	57	56
Adjusted Contract Drilling Revenues	$2,776	$671	$2,105	$683	$1,422	$713	$709

Net loss	$(591)	$(260)	$(331)	$(130)	$(201)	$(103)	$(98)
Interest expense, net of interest income	432	103	329	106	223	111	112
Income tax expense (benefit)	121	111	10	27	(17)	4	(21)
Depreciation and amortization	742	184	558	185	373	186	187
Contract intangible asset amortization	220	50	170	57	113	57	56
EBITDA	924	188	736	245	491	255	236

Allowance for excess materials and supplies, certain items	28	28	—	—	—	—	—
(Gain) loss on disposal of assets, net	57	(3)	60	—	60	—	60
Loss on impairment of investment in unconsolidated affiliate	37	37	—	—	—	—	—
Gain on retirement of debt	(51)	—	(51)	—	(51)	—	(51)
Adjusted EBITDA	$995	$250	$745	$245	$500	$255	$245

EBITDA margin	33.3%	28.0%	35.0%	35.9%	34.5%	35.8%	33.3%
Adjusted EBITDA margin	35.8%	37.3%	35.4%	35.9%	35.2%	35.8%	34.6%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(in millions, except tax rates)

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Loss before income taxes	$(315)	$(33)	$(149)	$(562)	$(470)
Allowance for excess materials and supplies, certain items	—	—	28	—	28
(Gain) loss on disposal of assets, net	—	—	(3)	—	57
Loss on impairment of investment in unconsolidated affiliate	—	—	37	—	37
Gain on retirement of debt	(1)	(7)	—	(8)	(51)
Adjusted loss before income taxes	$(316)	$(40)	$(87)	$(570)	$(399)

Income tax expense (benefit)	$35	$(5)	$111	$59	$121
Allowance for excess materials and supplies, certain items	—	—	—	—	—
(Gain) loss on disposal of assets, net	—	—	—	—	—
Loss on impairment of investment in unconsolidated affiliate	—	—	—	—	—
Gain on retirement of debt	—	—	—	—	—
Changes in estimates (1)	5	6	(72)	19	(47)
Adjusted income tax expense (2)	$40	$1	$39	$78	$74

Effective Tax Rate (3)	(11.0)%	16.3%	(74.0)%	(10.4)%	(25.7)%

Effective Tax Rate, excluding discrete items (4)	(12.6)%	(1.2)%	(44.9)%	(13.6)%	(18.5)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws and other events that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended December 31, 2022 included $3 million of additional tax benefit, reflecting the cumulative effect of a decrease in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense or benefit divided by income or loss before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense or benefit, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income or loss before income taxes, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.